SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 2

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): February 3, 2004


                              VITROTECH CORPORATION
               ---------------------------------------------------
               (Exact name of registrant as specified in Charter)


            Nevada                 0-49692              88-0504050
-------------------------------  -----------   ---------------------------------
(State or other jurisdiction of  (Commission   (IRS Employer Identification No.)
incorporation or organization)   File No.)


                         5 Hutton Centre Dr., Suite 700
                           Santa Ana, California 92707
            ---------------------------------------------------------
                    (Address of Principal Executive Offices)


                                  714-708-4700
                     --------------------------------------
                            (Issuer Telephone number)


                             Star Computing Limited
              16543 22nd Street & Pacific Coast Highway, Suite 100
                         Sunset Beach, California 90742
  -----------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

EXPLANATORY NOTE:

This Form 8-K/A, Amendment No. 2, dated February 3, 2004 relates to the transaction on February 3, 2004 pursuant to which VitroTech Corporation (formerly known as Star Computing Limited) (the "Company") completed the acquisition of certain assets and liabilities of Hi-Tech Environmental Products, LLC ("Hi-Tech") and VitroTech Corporation ("VitroTech Delaware"). As permitted, the original Form 8-K omitted certain financial statements of Hi-Tech and VitroTech Delaware required by Form 8-K. This amendment is filed to provide the financial statements of the assets and liabilities transferred by Hi-Tech and the financial statements of VitroTech Delaware. This Form 8-K, Amendment No. 2, should be read in conjunction with the Form 10-KSB filed by the Company for the year ended December 31, 2003 in which a more complete description of the Company and the transactions described herein appears.

Item 7.     Financial Statement and Exhibits.

            (a)        Financial Statements of Businesses Acquired

                       DIVISION OF HI-TECH ENVIRONMENTAL PRODUCTS, LLC

                       Auditor's Report      .............................................................  4
                       Balance Sheet as of December 31, 2003..............................................  5
                       Statements of Operations for the Years Ended
                         December 31, 2003 and 2002.......................................................  6
                       Statement of Membership Deficit for the Years
                         Ended December 31, 2002 and 2003.................................................  7
                       Statements of Cash Flows for the Years Ended
                         December 31, 2003 and 2002.......................................................  8
                       Notes to Financial Statements......................................................  9

                       VITROTECH CORPORATION

                       Auditor's Report      .............................................................  17
                       Balance Sheet as of December 31, 2003..............................................  18
                       Statement of Operations for the Period September 10, 2003 (inception)
                         through December 31, 2003........................................................  19
                       Statement of Stockholders' Equity for the Period September 10, 2003
                         (inception) through December 31, 2003............................................  20
                       Statements of Cash Flows for the Period September 10, 2003
                         (inception) through December 31, 2003............................................  21
                       Notes to Financial Statements......................................................  22

            (b)       PRO FORMA FINANCIAL INFORMATION
                      Pro forma condensed combined balance sheet of VitroTech
                      Corporation (Nevada), VitroTech Corporation (Delaware) and
                      Division of Hi-Tech Environmental Products, LLC as of
                      December 31, 2003...................................................................  26
                      Pro forma condensed combined statement of operations of
                      VitroTech Corporation (Nevada), VitroTech Corporation
                      (Delaware) and Division of Hi-Tech Environmental Products,
                      LLC for the year ended December 31, 2003............................................  27
                      Pro forma condensed combined statement of operations of
                      VitroTech Corporation (Nevada), VitroTech Corporation
                      (Delaware) and Division of Hi-Tech Environmental Products,
                      LLC as of December 31, 2002.........................................................  28
                      Notes to the pro forma condensed combined financial
                      statements..........................................................................  29


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             VITROTECH CORPORATION

Dated:  May 3, 2004

                                             By: /s/ Jess Rae Booth
                                                 ------------------------------
                                                 Jess Rae Booth
                                                 President and CEO

                          INDEPENDENT AUDITORS' REPORT

To The Managers and Members of
Hi-Tech Environmental Products, LLC
Santa Ana, California

We have audited the accompanying divisional balance sheet of Hi-Tech Environmental Products, LLC as of December 31, 2003, and the related divisional statements of operations, members' interest (deficit) and cash flows for each of the two year periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the division Hi-Tech Environmental Products, LLC as of December 31, 2003, and the results of its operations and its cash flows for each of the two year periods then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Division of Hi-Tech Environmental Products, LLC will continue as a going concern. As discussed in Note 1, the Division has incurred significant losses and has negative cash flows from operations, and has a working capital deficit and is in default on certain notes payable. These conditions raise substantial doubt about the Division's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
April 16, 2004

                 DIVISION OF HI-TECH ENVIRONMENTAL PRODUCTS, LLC
                                  BALANCE SHEET
                                December 31, 2003


ASSETS

Current assets:

  Cash                                                             $        500
  Accounts receivable, net of allowance
    for doubtful accounts of $211,424                                   257,104
  Cost of materials                                                   1,115,380
  Receivable from related party                                         318,175
  Advances receivable                                                     5,000
  Prepaid expenses                                                       45,555
  Debt issue costs - current portion                                    277,721
                                                                   ------------

Total current assets                                                  2,019,435

Property and equipment, net                                             124,355
Deposits                                                                100,640
Debt issue costs, net of current portion                                 74,034
                                                                   ------------

Total assets                                                       $  2,318,464
                                                                   ============

LIABILITIES MEMBERSHIP DEFICIT

Current liabilities:

  Accounts payable                                                 $    912,599
  Due to  related parties - material and advances                     1,651,005
  Accrued contingent interest                                           393,937
  Accrued expenses                                                       85,811
  Capital leases payable - current portion                               28,522
  Notes payable - current portion                                     7,211,659
                                                                   ------------

Total current liabilities                                            10,283,533

Capital leases payable, net of current portion                           48,801
Notes payable, net of current portion                                 1,542,000
                                                                   ------------

Total liabilities                                                    11,874,334

Commitments and Contingencies                                                --

Membership deficit                                                   (9,555,870)
                                                                   ------------

Total liabilities and membership deficit                           $  2,318,464
                                                                   ============


The accompanying notes are an integral part of these financial statements.

                 DIVISION OF HI-TECH ENVIRONMENTAL PRODUCTS, LLC
                            STATEMENTS OF OPERATIONS
                 For the years ended December 31, 2003 and 2002


                                                       2003            2002
                                                    -----------     -----------
Revenue                                             $ 4,154,318     $   561,678

Cost of goods sold (related party)                    1,867,544         236,844
                                                    -----------     -----------

Gross profit                                          2,286,774         324,834
                                                    -----------     -----------

Selling, general and administrative expenses          6,070,856       3,713,390
Research and development expense                        393,660         465,327
                                                    -----------     -----------

Total                                                 6,464,516       4,178,717
                                                    -----------     -----------

Loss before other income (expense)                   (4,177,742)     (3,853,883)
                                                    -----------     -----------

Other income (expense):
  Interest expense                                   (1,599,395)     (1,218,674)
  Debt issue costs                                     (559,514)       (459,312)
  Interest income                                         9,445          16,871
                                                    -----------     -----------

Total other expense                                  (2,149,464)     (1,661,115)
                                                    -----------     -----------

Net loss                                            $(6,327,206)    $(5,514,998)
                                                    ===========     ===========

Net loss per share
  Basic and diluted                                 $     (0.12)    $     (0.11)
                                                    ===========     ===========

Equivalent weighted
  average shares outstanding                         54,072,423      48,982,545
                                                    ===========     ===========

The accompanying notes are an integral part of these financial statements.

                 DIVISION OF HI-TECH ENVIRONMENTAL PRODUCTS, LLC
                         STATEMENT OF MEMBERSHIP DEFICIT
                 For the years ended December 31, 2002 and 2003


Balance, December 31, 2001                                         $ (8,569,804)

Net loss                                                             (5,514,998)

Net equity of operations not transferred                              1,125,430

Member contribution                                                     100,000
                                                                   ------------

Balance, December 31, 2002                                          (12,859,372)

Conversion of notes payable to
  membership interest                                                 2,269,712

Membership interest for assumption
  of notes payable                                                    3,480,538

Net deficit of operations not transferred                            (1,205,293)

Member contribution                                                   5,085,751

Net loss                                                             (6,327,206)
                                                                   ------------

Balance, December 31, 2003                                         $ (9,555,870)
                                                                   ============


The accompanying notes are an integral part of these financial statements.

                 DIVISION OF HI-TECH ENVIRONMENTAL PRODUCTS, LLC
                            STATEMENTS OF CASH FLOWS
                 For the years ended December 31, 2003 and 2002


                                                        2003           2002
                                                    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                       $(6,327,206)   $(5,514,998)
     Adjustments to reconcile net loss to net
     cash used by operating activities:
        Depreciation                                     60,720         79,780
        Bad debt expense                                790,976             --
        Change in allowance for bad debts               211,424             --
     Change in assets and liabilities:
     (Increase) decrease in assets
        Accounts receivable                            (928,142)      (327,026)
        Cost of materials                              (492,395)           694
        Receivables from related parties               (308,087)        (7,484)
        Prepaid expenses and other current assets       (15,555)       (15,000)
        Deposits                                        (78,798)          (471)
        Change in debt issue costs                       86,221        (72,518)
     Increase (decrease) in liabilities
        Accounts payable                                (32,331)       510,465
        Due to related parties -
          material and advances                       1,292,580        358,425
        Accrued contingent interest                     393,937             --
        Accrued expenses                                 85,811             --
                                                    -----------    -----------
Net cash used in operating activities                (5,260,845)    (4,988,133)
                                                    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Property and equipment                             (62,834)       (84,301)
                                                    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds of notes payable                        3,061,000      3,872,504
     Payments of notes payable                       (1,613,713)       (25,000)
     Payments on capital lease obligations               (4,066)            --
     Member contribution                              5,085,751        100,000
                                                    -----------    -----------

Net cash provided by financing activities             6,528,972      3,947,504
                                                    -----------    -----------

Net equity (deficit) of operations not transferred   (1,205,293)     1,125,430
                                                    -----------    -----------

Net change in cash                                           --            500

Cash, beginning of year                                     500             --
                                                    -----------    -----------

Cash, end of year                                   $       500    $       500
                                                    ===========    ===========

Supplemental cash flow information:
     Cash paid for interest                         $        --    $        --
                                                    ===========    ===========
     Cash paid for income taxes                     $        --    $        --
                                                    ===========    ===========

Non-cash investing and financing activities

During the year ended December 31, 2003, the Company converted notes payable totaling $5,750,250 to membership interest.

During the years ended December 31, 2003 and 2002, the Company entered into capital lease obligations of $21,475 and $59,914, respectively.

The accompanying notes are an integral part of these financial statements.

                 DIVISION OF HI-TECH ENVIRONMENTAL PRODUCTS, LLC
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2003 and 2002


NOTE 1 - NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Organization, Nature of Business and Basis of Presentation:

Hi-Tech Environmental Products, LLC (Hi-Tech or the "Company"), a Nevada limited liability company, was formed in May 1997 and conducts its operations from facilities located in Santa Ana, California.

The Company markets and sells mineral products known as Vitrolite(R) and Vitrocote(R). These products have applications as an additive in several industries including the plastics manufacturing industry and the paint and coatings industry. The products have certain physical properties that provide significant benefits in these industries. The Company's customers are distributors and original equipment manufacturers ("OEM") located worldwide. The end users of the Company's products are manufacturers. The Company develops these products from a mineral-like substance ("the Mineral") that is purchased from affiliated companies. See Note 3 - Purchase Commitments - Related Parties.

In February 2004, the Company transferred to VitroCo Materials, LLC ("Materials") the principal operating assets and operations of Hi-Tech and Materials assumed the principal liabilities of Hi-Tech (the "VitroCo Reorganization"). Materials, pursuant to a reverse merger, became a wholly owned subsidiary of Star Computing Limited ("Star"), a public company, in exchange for 60,000,000 post split shares of Star common stock. Materials was converted, which effectuated a name change, to VitroCo Incorporated ("VitroCo"), and Star Computing Limited changed its name to VitroTech Corporation ("VitroTech").

The assets and liabilities transferred to VitroCo pursuant to the terms of the VitroCo Reorganization included all accounts receivable, inventories, reclamation bonds and advances with respect to mining properties, equipment and related operating assets, accounts payable and notes payable of Hi-Tech. Additionally, Hi-Tech transferred to VitroCo certain intangible property and contractual rights including all rights under patents pending, trademarks, tradenames and other intellectual property rights (which the Company has expensed as R&D costs over the years) relating to or used in the transferred operations and certain distributor agreements, consulting agreements, OEM agreements and other agreements relating to the transferred operations, including the EIG Mining Agreement, the Red Rock Canyon Mining Agreement and the Valley Springs Mining Agreement. See Note 3 - Purchase Commitments - Related Parties.

Liabilities assumed by VitroCo pursuant to the VitroCo Reorganization included substantially all accounts payable, accrued expenses and notes payable, including all contingent interest notes payable and accrued interest, both fixed and contingent, payable thereunder. VitroCo has also been assigned the purchase agreements described in Note 3. Payment responsibility has been assumed by VitroCo and is further guaranteed by VitroTech. Hi-Tech remains the obligor should either VitroCo and/or VitroTech not satisfy the terms of the note obligations.

The financial statements presented include the assets, liabilities and operations of Hi-Tech that were transferred to VitroCo pursuant to the VitroCo reorganization. Following the VitroCo Reorganization, Hi-Tech's holdings and operations were limited to holding its ownership interest in VitroCo and rights under the Hi-Tech Royalty Agreement (details discussed below), holding its ownership interest in the Indian Hill Processing Facility (which interest Hi-Tech has subsequently agreed to sell to VitroTech), holding certain interests in other entities and assets unrelated to the mining of the Mineral and certain other excluded assets.

As reflected in the accompanying financial statements, the Company has losses, negative cash flows from operations and negative working capital. These matters raise substantial doubt about the Company's ability to continue as a going concern.

In view of the matters described in the preceding paragraph, the continued operations of the Company is dependent upon the Company's ability to raise capital and generate positive cash flows from operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence. Management's intentions are as follows:

o Following the transfer in February 2004 of the divisional assets, liabilities and operations of Hi-Tech (referred to above,) VitroTech raised approximately $3.3 million in equity capital.

o Management is actively pursuing raising additional capital and anticipates generating positive cash flows from VitroCo operations by the end of 2004.

In conjunction with the VitroCo Reorganization, and as a condition of the transfer of the various mining agreements, VitroCo and Hi-Tech entered into a Royalty Agreement (the "Hi-Tech Royalty Agreement") pursuant to which VitroCo agreed to pay to Hi-Tech a royalty with respect to all Minerals mined, sold and collected by VitroCo from the EIG Property, the Red Rock Canyon Property and the Valley Springs Property as well as other properties, if any, controlled by affiliated entities (See Note 3 - Purchase Commitments - Related Parties). Royalties payable under the Hi-Tech Royalty Agreement are $1.00 per pound of Mineral sold and collected. During 2004 and 2005, the royalty payable under the Hi-Tech Royalty Agreement is subject to downward adjustment in the event that the average price of Materials sold and collected by VitroCo for any calendar month is less than $5.25 per pound, provided that the adjusted royalty will in no event be less than $0.75 per pound for any month. Pursuant to an amendment to the Hi-Tech Royalty Agreement, payment of the royalty is deferred until the Company will have reported, for a calendar quarter, positive cash flow from operations.

Upon completion of the VitroCo Reorganization, VitroCo assumed, and Hi-Tech terminated, all rights and operations relating to the mining, processing, sale and distribution of the Minerals and all personnel of Hi-Tech involved in such operations were transferred to VitroCo.

The significant accounting policies are summarized as follows:

Cash and Cash Equivalents - The Company considers all highly liquid debt instruments purchased with an initial maturity of three months or less to be cash equivalents.

Revenue Recognition - The Company recognizes revenue upon shipment of mineral products to customers, provided that the other conditions of sale as established by the Securities and Exchange Commission's Staff Accounting Bulleting ("SAB") No. 101, are satisfied:

o     Persuasive evidence of an arrangement exists,

o Delivery has occurred, upon shipment when title passes, or services have been rendered,

o     The seller's price to the buyer is fixed or determinable, and

o     Collectibility is reasonably assured.


The Company evaluated reporting revenue in accordance with EITF 99-19 and determined that it was appropriate to report revenue on a gross basis (versus net basis) because the Company acts as a principal in its sales transactions and, among other factors,

o     is the primary obligor in the arrangement

o     has latitude in establishing price

o     determines the product specifications, and

o     significantly changes the product


Cost of Materials - Cost of materials, which consists of mining, processing and transportation costs, is stated at cost. The Company incurs all costs associated with the mining, processing and transportation of the Mineral from the time the Mineral is removed from the earth through all processing and warehousing. The mineral products are shipped FOB warehouse to customers. The actual acquisition cost of the Mineral is recorded as cost of goods sold and as a payable when the product is shipped, but is not due to be paid to the affiliates until after the sale proceeds are collected from the Company's customers. Mineral inventory held for sale by the Company is, in fact, consigned raw mineral inventory owned by the Company's affiliates that has been mined, processed and transported at the Company's sole expense. The cost of the acquisition of the consigned raw mineral inventory is not recorded by the Company in the accompanying financial statements until the Company has sold the material to the customer. The Company had capitalized $1,115,380 of costs as of December 31, 2003 associated with the consigned inventory, excluding the cost of acquisition of the Mineral. The amount of costs above that are associated with finished goods totaled $976,423 as of December 31, 2003. The remaining costs were associated with "in process" consigned inventory.

Property, Plant and Equipment and Related Depreciation - Property, plant and equipment is recorded at cost. Major costs of property replacements or improvements are capitalized and minor costs are expensed. Gain or loss is recorded in income for the difference between the net book value relative to proceeds received, if any, when the asset is sold or retired. Depreciation is provided for using accelerated and straight-line methods. Estimated useful lives of the assets used in the computation of depreciation are three to seven years.

Long-Lived Assets - In accordance with the Financial Accounting Standards Board's ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company reviews its long-lived assets, including intangible assets, for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. Recovery of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less the cost to sell. The impairment review performed for fiscal year 2003 indicated no impairment of long-lived assets.

Research and Development Costs - Research and development costs are charged to expense as incurred. Equipment used in research and development with alternative uses is capitalized. Research and development costs include internal costs and payments to universities, consultants and laboratories for research on minerals, polymers, paint and coatings, and product processing technique.

Fair Value of Financial Instruments - The carrying values of cash, accounts receivable, notes receivable, short term notes payable, accounts payable and accrued expenses, none of which are held for trading, approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amounts for the Company's long-term notes approximate fair value because current interest rates and terms offered to the Company are at current market rates.

Use of Estimates - The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management has estimated the allowance for doubtful accounts, the liability for contingent interest on notes payable, and the price increase for Mineral costs payable to affiliates. Actual results could differ from those estimates.

Concentrations of Credit Risk - Financial instruments that potentially subject the Company to concentrations of credit risk consist of temporary cash investments and trade receivables. At times, the Company's cash account balances may be in excess of the maximum amount insured by the FDIC. Three customers accounted for approximately 85% of sales for the year ended December 31, 2003 and two customers accounted for approximately 88% of sales for the year ended December 31, 2002. One customer accounted for approximately 93% of accounts receivable at December 31, 2003 and two customers accounted for approximately 98% of accounts receivable at December 31, 2002.

Income Taxes - The Company is organized as a limited liability company and is not a taxpaying entity for income tax purposes, and except for the annual California franchise tax, no tax expense has been recorded for the Company in the accompanying financial statements. Members are taxed on their respective shares of the limited liability company's earnings.

Basic and Diluted Loss Per Share - In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Average equivalent shares were used based upon the ratio of membership units applied to the 60,000,000 post split shares received by Hi-Tech members in the VitroCo Reorganization. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of December 31, 2003 and 2002, the Company had no outstanding stock options or warrants.

Recently Issued Accounting Pronouncements:

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (an interpretation of Accounting Research Bulletin
(ARB) No. 51, Consolidated Financial Statements). Interpretation 46 addresses consolidation by business enterprises of entities to which the usual condition of consolidation described in ARB-51 does not apply. The Interpretation changes the criteria by which one company includes another entity in its consolidated financial statements. The general requirement to consolidate under ARB-51 is based on the presumption that an enterprise's financial statement should include all of the entities in which it has a controlling financial interest (i.e., majority voting interest). Interpretation 46 requires a variable interest entity to be consolidated by a company that does not have a majority voting interest, but nevertheless, is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. In December 2003, the FASB concluded to revise certain elements of FIN 46, primarily to clarify the required accounting for interests in variable interest entities. FIN-46R replaces FIN-46, that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R. In general, for all entities that were previously considered special purpose entities, FIN 46 should be applied for registrants who file under Regulation SX in periods ending after March 31, 2004, and for registrants who file under Regulation SB, in periods ending after December 15, 2004. As disclosed in these financial statements, the Company has relationships with various LLC's, that are related parties, that were established prior to 2003. The Company is in the process of evaluating if these entities are Variable Interest Entities in accordance with this pronouncement. They will complete their analysis prior to the implementation date of this pronouncement

During April 2003, the FASB issued SFAS 149 - "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", effective for contracts entered into or modified after September 30, 2003, except as stated below and for hedging relationships designated after September 30, 2003. In addition, except as stated below, all provisions of this Statement should be applied prospectively. The provisions of this Statement that relate to Statement 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, paragraphs 7(a) and 23(a), which relate to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after September 30, 2003. The Company has implimented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

During May 2003, the FASB issued SFAS 150 - "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for public entities at the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

In December 2003, the FASB issued a revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" which replaces the previously issued Statement. The revised Statement increases the existing disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Specifically, the revised Statement requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2003 consists of the following:

                                                        2003
                                                     ---------
Machinery and equipment                              $ 114,971
Computer equipment                                      94,312
Office equipment                                        34,105
Leasehold improvements                                      --
                                                     ---------
                                                       243,388

Accumulated depreciation                              (119,033)
                                                     ---------
                                                     $ 124,355
                                                     =========



The cost and accumulated depreciation of machinery and equipment under capital leases at December 31, 2003 was $83,119 and $20,700, respectively.

Depreciation expense for the years ended December 31, 2003 and 2002 was $60,720 and $79,780, respectively. Depreciation expense for assets under capital leases was $13,648 and $7,052 for the years ended December 31, 2003 and 2002, respectively.

NOTE 3 - PURCHASE COMMITMENTS - RELATED PARTIES

The Company has entered into purchase agreements with Enviro Investment Group, LLC ("EIG"), Red Rock Canyon Mineral, LLC ("Red Rock") and Valley Springs Mineral, LLC ("Valley Springs"), all Affiliated Mineral Entities.

The EIG agreement provides for the purchase of all of the Mineral owned by EIG. This agreement expires on March 31, 2017 and establishes minimum annual purchase requirements by the Company at certain prices per pound. At December 31, 2002 the agreement was amended to require a minimum purchase amount by the Company of $375,000 for 2002. This resulted in a loss on purchase commitment of $286,927, recognized in 2002. This amendment also established future annual minimum purchase requirements of $125,000 per year (which was met in 2003), from January 1, 2003 through the term of the original agreement. The agreement states that the Company is responsible for all costs associated with removing the Mineral from the property, as well as all costs related to processing and transportation of the Mineral. Pursuant to the terms of the EIG Mining Agreement, the Company may not sell or distribute products that are competitive with the Mineral, other than Mineral from the Red Rock Canyon Property, the Valley Springs Property or a property under common ownership with EIG or those properties, until such time as the Company has purchased and paid for at least 75% of the Mineral located on the EIG Property. Additionally, pursuant to the EIG Mining Agreement, the Company granted EIG a non-terminable worldwide, non-exclusive royalty free and paid up perpetual license to utilize all of the Company's technologies relating to the Minerals from and after a default by the Company under the EIG Mining Agreement or the termination, for any reason, of the EIG Mining Agreement.

As of December 31, 2003 and 2002, the Company owed EIG $1,125,261 and $225,439 of which $1,181,826 and $354,615 relates to the purchase obligation and $43,435 and $(129,176) relates to borrowings (advances). These amounts include the cost of Mineral sold to customers but not paid for and the increased Mineral purchase payment due when the customer's payment is received. Interest is not charged on this obligation. Purchases from EIG were $770,058 and $91,951 in 2003 and 2002, respectively. The Mineral purchase payment per pound increases to $0.875 in 2004 and to $1.00 plus CPI adjustment in 2005, and is subject to CPI adjustment thereafter.

Under the Red Rock Canyon Mining Agreement, the Company is obligated to pay to Red Rock LLC amounts per pound of Mineral excavated and sold from the Red Rock Canyon Property and is subject to cumulative minimum purchase requirements. Both the per pound payment and the minimum purchase requirements with respect to the Red Rock Canyon Property are identical to the requirements established for the EIG Property. However, any Mineral purchased from any Affiliated Mineral Entity shall be credited against the minimum requirement. The Red Rock Canyon Mining Agreement includes non-compete and license provisions identical to those pertaining to the EIG Property. The Company is also obligated to advance to Red Rock LLC all amounts necessary to secure the rights relative to the Red Rock Property (including the payments required under the purchase agreement, which totalled $235,068 in 2003), all of which amounts will be treated as advances against per pound payment obligations.

Under the Valley Springs Mining Agreement, The Company is obligated to pay to Valley Springs LLC amounts per pound of Mineral excavated and sold from the Springs Property and is subject to cumulative minimum purchase requirements. Both the per pound payment and the minimum purchase requirements with respect to the Valley Springs Property are identical to the requirements established for the EIG Property. However, any Mineral purchased from any Affiliated Mineral Entity shall be credited against the minimum requirement. The Valley Springs Mining Agreement includes non-compete and license provisions identical to those pertaining to the EIG Property. The Company is also obligated to advance to Valley Springs LLC all amounts necessary to secure the rights relative to the Valley Springs Property (including the payments to the land owners), all of which amounts will be treated as advances against per pound payment obligations. Under this provision no amount has been paid.

The Valley Springs Property has not previously been mined but is zoned for mining. The Company is processing the Valley Springs property for the owners to obtain mining permits and entitlement approval is expected by December 31, 2004. There is no guaranty that the Company will be successful in obtaining mining entitlements. Closing on the acquisition of mining rights to the Valley Springs property from the present landowner has not, as of April 2004, occurred.

The Company incurs all costs associated with the mining, processing and transportation of the Mineral from the time the Mineral is removed from the earth through all processing and warehousing. The actual acquisition cost of the Mineral is recorded as cost of goods sold and as a payable when the product is shipped to its customer, but is not due to be paid to the Affiliated Mineral Entities until after the sale proceeds are collected from the Company's customers. Mineral inventory held for sale by the Company is, in fact, consigned raw mineral inventory owned by the Affiliated Mineral Entities that has been mined, processed and transported at the Company's sole expense. The cost of the acquisition of the consigned raw mineral inventory is not recorded by the Company in the accompanying financial statements until the Company has sold the material to the customer.

The Company does not have title or risk of loss on the cost of Minerals that are consigned by the Affiliated Mineral Entities.

NOTE 4 - NOTES PAYABLE


The Company's notes payable at December 31, 2003 are summarized as follows:

Private Offering - 9/1/99 Memorandum                                  $  608,428

Private Offering - 3/19/01 Memorandum                                  2,936,187

Private Offering - 4/22/02 Memorandum                                  2,967,044

Private Offering - 2/24/03 Memorandum                                  1,542,000

Other notes payable                                                      700,000
                                                                      ----------

                                                                      $8,753,659

Less: current portion                                                  7,211,659
                                                                      ----------

Non-current portion                                                   $1,542,000
                                                                      ==========

Notes payable mature as follows:


         2004                              $ 7,211,659
         2005                                1,542,000
                                          -------------

        Total                              $ 8,753,659
                                          =============



Private Offering - 9/1/99 Memorandum

In September 1999, the Company initiated a $5,000,000 private offering of promissory notes with an interest rate of 10% per annum. The original maturity date of these notes was December 31, 2001. The principal of $4,540,000 of these notes was extended until April 30, 2003. Accrued interest of $424,225 due on the notes has been converted to principal and extended until April 30, 2003, as well. The remaining $460,000 of original principal of these notes was due and payable at December 31, 2002, for which the Company is in default. The Company is required to make ongoing interest payments under the same terms and conditions as the original $5,000,000 private offering. The notes also provide for contingent interest equal to $0.15 per pound on the first one billion pounds of the Company's products sold and collected. The contingent interest will be shared pro rata by the total notes issued and shall be paid quarterly in arrears. As of December 31, 2003, all amounts have been paid or accrued.

During 2003, note holders converted an aggregate of $1,005,390 of principal into membership units of High-Tech. Additionally, an aggregate of $2,258,540 of principal was assumed by Value Tech, LLC, Value Tech II, LLC, and Value Plus, LLC (collectively "Value Entities"), for which the note holders agreed to the assumption. For the assumption the Value Entities were issued membership interest of the Company in an equal amount of the debt they assumed. During the years ended December 31, 2003 and 2002, the Company made payments of $1,551,867 and $25,000, respectively.

Private Offering - 3/19/01 Memorandum

In March 2001, the Company initiated a $5,000,000 private offering of promissory notes with an interest rate of 10% per annum. Accrued interest in the amount of $279,354 that was due on December 31, 2002 was converted to principal. The notes matured on December 31, 2003, but were extended at the Company's option to December 31, 2004. The notes also provide for contingent interest equal to $0.10 per pound on the first five hundred million pounds of the Company's products sold and collected. The contingent interest will be shared pro rata by the total notes issued and shall be paid quarterly in arrears. As of December 31, 2003, all amounts have been paid or accrued.

During 2003, note holders converted an aggregate of $1,264,322 of principal into membership units of High-Tech. During 2003, $1,021,998 of principal was assumed by Value Entities, for which the note holders agreed to the assumption. For the assumption the Value Entities were issued membership interest of the Company in an equal amount of the debt they assumed. During the years ended December 31, 2003 and 2002, the Company made payments of $61,847 and $0, respectively.

Private Offering - 4/22/02 Memorandum

In April 2002, the Company initiated a $5,000,000 private offering of promissory notes with an interest rate of 10% per annum. During 2002, $1,448,044 of notes were issued. The offering concluded in February, 2003 after an additional $1,519,000 of notes were issued, for a total amount raised of $2,967,044. The notes mature on December 31, 2004 but may be extended by the Company to December 31, 2005. The notes also provide for contingent interest equal to $0.07 per pound on the first five hundred million pounds of the Company's products sold and collected. The contingent interest will be shared prorata by the total notes issued and shall be paid quarterly in arrears. As of December 31, 2003, all amounts have been paid or accrued.

Private Offering - 2/24/03 Memorandum

In February 2003, the Company initiated a $5,000,000 private offering of promissory notes with an interest rate of 10% per annum. During 2003, $1,542,000 of notes were issued. The notes mature on December 31, 2005 but may be extended by the Company to December 31, 2006. The notes also provide for contingent interest equal to $0.07 per pound on the first five hundred million pounds of the Company's products sold and collected. The contingent interest will be shared prorata by the total notes issued and shall be paid quarterly in arrears. As of December 31, 2003, all amounts have been paid or accrued.

Other Notes Payable

The Company has notes payable to others, aggregating $700,000, with an interest rate of 10%, plus contingent interest based on product sales, due December 31, 2004. The balance of the notes was $900,000 at December 31, 2002. During 2003, $200,000 of principal was assumed by Value Entities, for which the note holders agreed to the assumption, For the assumption the Value Entities were issued membership interest of the Company in an equal amount of the debt they assumed. Payments of principal were $321,231 in 2003.


NOTE 5 - RELATED PARTY TRANSACTIONS

Certain operating expenses, such as wages and taxes, and advances have been paid by an affiliated company, Alliance Asset Management Corp., (Alliance) which is owned by a member of the Company. Amounts paid in 2003 and 2002 were $0 and $594,448, respectively. Interest is not charged on these amounts which are payable on demand. In addition, all of the employees that work for the Company are subject to the terms of an administrative services agreement with Alliance. The advances from Alliance totaled $241,089 as of December 31, 2003.

As of December 31, 2003, the Company had received advances aggregating $447,208 from VitroTech Corporation, a Delaware company. These advances were made in anticipation of the VitroCo Reorganization. Interest is not charged on these advances, which are payable on demand.


NOTE 6 - COMMITMENTS

The Company has entered into purchase commitments for the Mineral. These commitments are described in Note 3.

The Company leases its office and warehouse facilities under operating leases that expire through 2010.

Future minimum payments for these leases are as follows:

                                                     Lease Obligations
                                            ---------------------------------
                                            Capital Leases   Operating Leases
                                            --------------   ----------------
2004                                          $   39,945       $  293,882
2005                                              18,487          242,674
2006                                              17,703          242,374
2007                                               9,785          248,538
2008                                               2,409          254,702
Thereafter                                            --          437,562
                                              ----------       ----------

Total minimum lease payments                  $   88,329       $1,719,732
                                                               ==========

Less: imputed interest                            11,006
                                              ----------

Present value of future minimum
  lease payments                                  77,323
Less: current portion                             28,522
                                              ----------

Long-term capital lease obligation            $   48,801
                                              ==========



Rent expense amounted to $287,905 and $239,985 for the years ended December 31, 2003 and 2002, respectively.

The Company has entered into four separate contracts with three universities to conduct research and analysis on the uses of the Company's products in specific industries. Under the contracts, the Company reimburses all costs incurred by the universities up to a maximum agreed amount unless the Company authorizes additional expenses. As of December 31, 2003 the Company had a remaining reimbursement obligation of approximately $8,361.

NOTE 7 - SUBSEQUENT EVENTS

In February 2004, the Company formed VitroCo Materials, LLC ("Materials") as a wholly-owned subsidiary and transferred to Materials the principal operating assets and operations of Hi-Tech and Materials assumed the principal liabilities of Hi-Tech (the "VitroCo Reorganization"). Materials, pursuant to a reverse merger, became a wholly owned subsidiary of Star Computing Limited, a public company, and Materials was converted to VitroCo Incorporated.

INDEPENDENT AUDITORS' REPORT

To The Board of Directors and Stockholders of
Vitrotech Corporation
Santa Ana, California

We have audited the accompanying balance sheet of Vitrotech Corporation as of December 31, 2003, and the related statements of operations, stockholders' equity and cash flows for the period September 10, 2003 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vitrotech Corporation as of December 31, 2003, and the results of its operations and its cash flows for the period September 10, 2003 (inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
April 16, 2004

                              VITROTECH CORPORATION
                          (A Development Stage Company)
                                  BALANCE SHEET
                                December 31, 2003


ASSETS

Current assets:
  Cash                                                                $ 302,792
  Receivable from related party                                         447,208
                                                                      ---------
    Total current assets                                                750,000
                                                                      ---------

      Total assets                                                    $ 750,000
                                                                      =========


STOCKHOLDERS' EQUITY

Common stock, $.001 par value, authorized
  200,000,000 shares; 59,500,000 issued and
  outstanding                                                            59,500
Additional paid-in capital                                              692,861
Deficit accumulated during development stage                             (2,361)
                                                                      ---------
  Total stockholders' equity                                          $ 750,000
                                                                      =========


The accompanying notes are an integral part of these financial statements.

                              VITROTECH CORPORATION
                          (A Development Stage Company)
                  STATEMENT OF OPERATIONS Period September 10,
                   2003 (inception) through December 31, 2003


Revenue                                                            $         --

General and administrative expenses                                       2,361
                                                                   ------------

Loss from operations before provision
  for income taxes                                                       (2,361)

Provision for income taxes                                                   --
                                                                   ------------

Net loss                                                           $     (2,361)
                                                                   ============

Net loss per common share
  Basic and diluted                                                $      (0.00)
                                                                   ============

Weighted average common shares
  outstanding - basic and diluted                                    44,876,436
                                                                   ============


   The accompanying notes are an integral part of these financial statements.

                              VITROTECH CORPORATION
                          (A Development Stage Company)
                                  STATEMENT OF
                           STOCKHOLDERS' EQUITY Period
                               September 10, 2003
                      (inception) through December 31, 2003


                                                                                                        Deficit
                                                                                                      Accumulated
                                                           Common Stock              Additional         During
                                                   ----------------------------        Paid-In        Development
                                                     Shares           Amount           Capital           Stage            Total
                                                   -----------      -----------      -----------      -----------      -----------
Balance, September 10, 2003 (inception)                     --      $        --      $        --      $        --      $        --

Issuance of common stock in
  October 2003 to founders                          52,000,000           52,000          (52,000)              --               --

Issuance of common stock in
  October 2003 ($0.40 per share)                     7,500,000            7,500          742,500               --          750,000

Additional paid-in capital, in exchange
  for incorporation and administrative services                                            2,361                             2,361

Net loss                                                                                                   (2,361)          (2,361)
                                                   -----------      -----------      -----------      -----------      -----------

Balance, December 31, 2003                          59,500,000      $    59,500      $   692,861      $    (2,361)     $   750,000
                                                   ===========      ===========      ===========      ===========      ===========


   The accompanying notes are an integral part of these financial statements.

                              VITROTECH CORPORATION
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
        Period September 10, 2003 (inception) through December 31, 2003



CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                            $  (2,361)
  Adjustment to reconcile net loss to net
    cash used in operating activities
      Incorporation and administrative expense
        in exchange for additional paid-in capital                        2,361
    Increase in receivable from related party                          (447,208)
                                                                      ---------
      Net cash used in operating activities                           $(447,208)
                                                                      ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                              750,000
                                                                      ---------
    Net cash provided by financing activities                           750,000
                                                                      ---------

Net change in cash                                                      302,792

Cash, beginning of period                                                    --
                                                                      ---------

Cash, end of year                                                     $ 302,792
                                                                      =========

Supplemental disclosures of cash flow information
  Interest paid                                                       $      --
                                                                      =========
  Income taxes paid                                                   $      --
                                                                      =========


Supplemental schedule of disclosure of non-cash investing and financing activities

During the period ended December 31, 2003, the Company recorded incorporation and administrative expense of $1,023 and $1,338, respectively, as additional paid-in capital for services provided.

The Company issued 52,000,000 shares of common stock to founders in October 2003. No value was assigned for these shares.


   The accompanying notes are an integral part of these financial statements.

                              VITROTECH CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2003


NOTE 1 - COMPANY OPERATIONS

VitroTech Corporation (the "Company") is a development stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 7. The Company was incorporated under the laws of the state of Delaware on September 10, 2003 and has had only minimal operations to date.

The Company was formed in advance of, and as a party to, the Stock Purchase Agreement dated February 3, 2004 (refer to Note 6 - SUBSEQUENT EVENTS).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies are summarized as follows:

Cash and Cash Equivalents - For purposes of the balance sheets and statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three (3) months or less to be cash equivalents.

Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes - The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and the tax basis of assets and liabilities using enacted rates in effect for the periods in which the differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Fair Value of Financial Instruments - The carrying values of cash and receivables from related party approximates fair value because of the immediate or short-term maturity of these financial instruments.

Net Loss Per Share of Common Stock - Basic and diluted loss per share is computed using shares of common stock issued to date. Consideration is also given in the dilutive loss per share calculation for the dilutive effect of common stock equivalents which might result from the exercise of stock options. However, for the periods presented, there were no common stock equivalents.

Comprehensive Income - A Statement of Comprehensive Income is not presented in the Company's financial statements since the Company did not have any of the items of other comprehensive income in any period presented.

Concentration of Credit Risk - At December 31, 2003, the Company had a receivable of $447,208 from Hi-Tech Environmental Products, LLC, a related party, for cash advances.

Recent Accounting Pronouncements:

In January 2003, (as revised in December 2003) the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities", an interpretation of Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements". Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through other interest that will absorb some or all of the expected losses of the entity; (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entities activities through voting rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

Interpretation No. 46, as revised, also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary.

Interpretation No. 46, as revised, applies to small business issuers no later than the end of the first reporting period that ends after December 15, 2004. This effective date includes those entities to which Interpretation 46 had previously been applied. However, prior to the required application of Interpretation No. 46, a public entity that is a small business issuer shall apply Interpretation 46 or this Interpretation to those entities that are considered to be special-purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003. Interpretation No. 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated. The Company does not expect the adoption of this pronouncement to have a material impact to the Company's financial position or results of operations.

In December 2003, the FASB issued Summary of Statement No. 132 (revised 2003), "Employer's Disclosures about Pensions and Other Post Retirement Benefits - an amendment to FASB Statements No. 87, 88, and 106." This statement revises employers' disclosures about pension plans and other postretirement benefit plans. However, it does not change the measurement or recognition of those plans as required by FASB Statements No. 87, "Employers' Accounting for Pensions", No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits", and No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." This statement requires additional disclosures to those in the original Statement 132 about the assets, obligations, cash flows, and net periodic benefit cost. This statement also calls for certain information to be disclosed in financial statements for interim period. The disclosures required by this statement are effective for fiscal year ending after December 15, 2003. The Company does not expect the adoption of this pronouncement to have a material impact on its consolidated financial position or results of operations.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The guidance should be applied prospectively. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 clarifies the accounting treatment for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

NOTE 3 - INCOME TAXES

The provision for income taxes differs from the amount that would result from applying the federal statutory rate for the period ended December 31, 2003 as follows:

            Statutory federal income tax
              Benefit rate                                (34.0)%
            Permanent differences -
              arising from capital contributions           34.0%
                                                          ------
                                                              -%
                                                          ======


The components of the deferred income tax assets (liabilities) at December 31, 2003 were as follows:

            Net operating loss carry-forwards             $  2,361
            Permanent differences -
              arising from capital contributions            (2,361)
                                                          ---------
            Gross deferred tax assets                            -
                                                          =========

NOTE 4 - RELATED PARTY TRANSACTIONS

The Company has recorded incorporation and administrative expenses of $1,023 and $1,338 at December 31, 2003 and has considered them as additional paid-in capital.

The Company has a receivable of $447,208 from Hi-Tech Environmental Products, LLC, a related party, at December 31, 2003, for cash advances.


NOTE 5 - COMMON STOCK

In October 2003, the Company issued 52,000,000 shares of its $.001 par value common stock to founders.

In October 2003, the Company issued 7,500,000 shares of its $.001 par value common stock, for cash consideration of $750,000. The services of raising funds were provided by parties that did not request payment. If the Company were to record the fair market value of these services, it would be shown as contributed capital and, therefore, the net effect of recording the services would be $0 to additional paid-in capital.


NOTE 6 - SUBSEQUENT EVENTS

On February 3, 2004, pursuant to the terms of a Stock Purchase Agreement, Star Computing Limited ("Star"), a Nevada Corporation, acquired 100% of the common stock of the Company in exchange for 59,500,000 shares (effected for the reorganized Company's March 2004 4-for-1 stock split) of Star common stock (the "Exchange"). Immediately following the Exchange, the pre-Exchange shareholders of VitroTech Corporation held approximately 42.7% of Star's common stock. Effective April 1, 2004, Star changed its name to VitroTech Corporation.

                              VITROTECH CORPORATION
                   Pro Forma Condensed Combined Balance Sheet
                                December 31, 2003

                                                                                        Division of
                                                      VitroTech         VitroTech         Hi-Tech
                                                     Corporation       Corporation     Environmental    Pro Forma      Pro Forma
                                                       (Nevada)         (Delaware)     Products, LLC     Entries        Combined
                                                     -------------   ---------------  --------------   ------------   ------------
ASSETS

Current assets                                           $ 25,003         $ 750,000     $ 1,741,714       (447,208)   $ 2,069,509

Property and equipment, net                                   436                 -         124,355                       124,791
Deposits                                                        -                 -         100,640                       100,640
                                                     -------------   ---------------  --------------                  ------------

Total assets                                             $ 25,439         $ 750,000     $ 1,966,709                   $ 2,294,940
                                                     =============   ===============  ==============                  ============


LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities                                      $ 26,869         $       -    $ 10,283,533        447,208    $ 9,863,194

Capital leases payable, net of current portion                  -                 -          48,801                        48,801
Notes payable, net of current portion                           -                 -       1,542,000                     1,542,000
                                                     -------------   ---------------  --------------                  ------------

Total liabilities                                          26,869                 -      11,874,334                    11,453,995

Stockholders' deficit
  Common stock, $0.001 par value, authorized
    500,000,000 shares;
    44,173,984 issued and outstanding
    (giving effect to post balance sheet date split)       44,174                 -               -                        44,174
  Additional paid-in capital (deficit)                    (45,604)          750,000      (9,907,625)                   (9,203,229)
                                                     -------------   ---------------  --------------                  ------------

Total stockholders' deficit                                (1,430)          750,000      (9,907,625)                   (9,159,055)
                                                     -------------   ---------------  --------------                  ------------
Total liabilities and stockholders' deficit              $ 25,439         $ 750,000     $ 1,966,709                   $ 2,294,940
                                                     =============   ===============  ==============                  ============

See accompanying notes

                              VITROTECH CORPORATION
              Pro Forma Condensed Combined Statement of Operations
                      For the year ended December 31, 2003

                                                       VitroTech Corporation       Division of
                                                            (Delaware)              Hi-Tech
                                                      From September 10, 2003     Environmental        Pro Forma
                                                            (inception)           Products, LLC        Combined
                                                      ------------------------ ----------------  --------------------
Revenue                                                        $      -            $ 4,154,318           $ 4,154,318

Cost of goods sold                                                    -              1,867,544             1,867,544
                                                      ------------------------ ----------------  --------------------

Gross profit                                                          -              2,286,774             2,286,774

Selling, general and administrative expenses                      2,361              6,070,856             6,073,217
Research and development expense                                      -                393,660               393,660
                                                      ------------------------ ----------------  --------------------

Total expenses                                                    2,361              6,464,516             6,466,877
                                                      ------------------------ ----------------  --------------------

Loss before other expense                                        (2,361)            (4,177,742)           (4,180,103)

Other expense                                                         -              2,063,243             2,063,243
                                                      ------------------------ ----------------  --------------------

Net loss                                                       $ (2,361)          $ (6,240,985)         $ (6,243,346)
                                                      ======================== ================  ====================

Net loss per common share
  Basic and diluted                                                                                          $ (0.14)
                                                                                                 ====================

Weighted average common shares
  outstanding - basic and diluted                                                                         44,173,984
                                                                                                 ====================

See accompanying notes

                              VITROTECH CORPORATION
              Pro Forma Condensed Combined Statement of Operations
                      For the year ended December 31, 2002

                                                                                   Division of
                                                                                    Hi-Tech
                                                  VitroTech Corporation           Environmental         Pro Forma
                                                        (Delaware)                Products, LLC         Combined
                                                  ---------------------------   ---------------   ----------------
Revenue                                                   $       -                   $ 561,678          $ 561,678

Cost of goods sold                                                -                     236,844            236,844
                                                  ----------------------------   ---------------   ----------------

Gross profit                                                      -                     324,834            324,834

Selling, general and administrative expenses                      -                   3,713,390          3,713,390
Research and development expense                                  -                     465,327            465,327
                                                  ----------------------------   ---------------   ----------------

Total expenses                                                    -                   4,178,717          4,178,717
                                                  ----------------------------   ---------------   ----------------

Loss before other expense                                         -                  (3,853,883)        (3,853,883)

Other expense                                                     -                   1,733,633          1,733,633
                                                  ----------------------------   ---------------   ----------------

Net loss                                                  $       -                $ (5,587,516)      $ (5,587,516)
                                                  ============================   ===============   ================

Net loss per common share
  Basic and diluted                                                                                        $ (0.16)
                                                                                                   ================

Weighted average common shares
  outstanding - basic and diluted                                                                       34,095,960
                                                                                                   ================

See accompanying notes

                             VITROTECH CORPORATION
           Notes to Pro Forma Condensed Combined Financial Statements


NOTE 1 - BASIS OF PRESENTATION

The accompanying pro forma condensed combined financial statements present the combined financial position and results of operations of VitroTech Corporation (Nevada), VitroTech Corporation (Delaware) and Division of Hi-Tech Environmental Products, LLC. VitroTech Corporation (Delaware) was incorporated on September 10, 2003, and therefore, did not have operations in 2002.

NOTE 2 - PRO FORMA ENTRIES

The pro forma condensed combined financial statements give effect to the following adjustment:

      o The elimination of intercompany receivables and payables between VitroTech Corporation (Delaware) and Division of Hi-Tech Environmental Products, LLC.